UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2016 (August 24, 2016)

STELLAR ACQUISITION III INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	001-37862	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Kifissias Avenue, Maroussi Athens, Greece	15125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +30 210 876-4858

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 24, 2016, Stellar Acquisition III Inc. (the “Company”) consummated its initial public offering (“IPO”) of 6,500,000 units (“Units”), each Unit consisting of one share of common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333- 212377). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $65,000,000.

As previously reported on a Current Report on Form 8-K of the Company, on August 24, 2016, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 7,650,000 warrants to the Company’s sponsors, generating gross proceeds of $3,825,000.

As of August 24, 2016, a total of $66,300,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders.  An audited balance sheet as of August 24, 2016 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2016

STELLAR ACQUISITION III INC.

By:	/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: co-Chief Executive Officer

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